UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 6, 2017

EACO CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 N. Lakeview Avenue, Anaheim, California 92807

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (714) 876-2490

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On April 6, 2017, Bisco Industries, Inc. (“Bisco”), the wholly-owned subsidiary of Eaco Corporation (the “Company”), entered into a Purchase Agreement for Real Property and Escrow Instructions (the “Purchase Agreement”) with a trust beneficially owned and controlled by Mr. Glen F. Ceiley, the Company’s Chief Executive Officer, Chairman of the Board and major stockholder (the “Trust”). Pursuant to the Purchase Agreement, the Trust agreed to sell the real property located at 1500 North Lakeview Avenue, Anaheim, California (the “Existing Property”), which currently houses the Company’s corporate headquarters and Anaheim distribution center, for a purchase price of $7,200,000 in cash (such transaction, the “Property Purchase”). The Property Purchase will be completed through an escrow process and subject to customary closing conditions. The Company expects to close the Property Purchase within 60 days of the execution of the Purchase Agreement.

The Company agreed to the Property Purchase primarily to facilitate a plan to relocate its corporate headquarters and distribution center to a new facility that it has identified in Anaheim, California, consisting of approximately 80,000 square feet (the “New Property”). Due to an existing lease on the New Property (and the tenant improvements necessary to conform the New Property to the Company’s requirements), the New Property will not be available for occupancy by the Company for approximately another two years. The Trust has entered into a purchase agreement with the third party owner of the New Property to purchase the New Property, and the Trust plans to facilitate the relocation by leasing the New Property to Bisco within the next two and a half years. In order for the Trust to achieve a more favorable tax treatment for its sale of Existing Property and the purchase of the New Property, the Company has agreed to enter into the Purchase Agreement to facilitate the qualification of such transactions as a Section 1031 exchange under the Internal Revenue Code of 1986, as amended.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1	Purchase Agreement for Real Property and Escrow Instructions dated April 6, 2017 between Bisco and the Trust.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2017	EACO CORPORATION

	By:	/S/ GLEN CEILEY
Glen Ceiley, Chief Executive Officer

3